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                                                                       EXHIBIT 3
                                                                       ---------

                          Registration Rights Agreement


                                                              December 18, 1998

J. Christopher Flowers
One Rockefeller Plaza
32nd Floor
New York, New York 10020

Dear Sir:

        This will confirm that in order to induce J. Christopher Flowers, an individual resident of the State of New York ("Flowers"), to consummate the transactions contemplated under that certain Investment Agreement, dated as of October 20, 1998, by and between The Enstar Group, Inc., a Georgia corporation ("Enstar"), and Flowers (the "Investment Agreement"), and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged and confirmed, Enstar covenants and agrees with Flowers as follows:

        1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                "Registration Expenses" means the expenses so described in
        Section 8(a) of this Agreement.

                "Registration Shares" means the shares of Common Stock issued to Flowers as contemplated in the Investment Agreement (as adjusted in accordance with Section 10 of this Agreement) for so long as the certificates representing such shares bear the legend set forth in
        Section 2(a) of this Agreement or any other shares of Common Stock owned or acquired by Flowers, except for any such shares acquired in violation of the covenants and agreements contained in Section 5.2 of the Investment Agreement.

                "Selling Expenses" means the expenses so described in Section 8(a) of this Agreement.

        In addition to the foregoing defined terms, any capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Investment Agreement.

        2.  Legend.

            (a) Each certificate representing the Registration Shares will be stamped or otherwise imprinted with a legend substantially in the following form:

                THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE

        SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES AND OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS ENSTAR HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.

        Each certificate issued upon exchange or transfer of any such Registration Shares will bear the legend set forth in this Section 2(a), except that such certificate will not bear such legend (and Enstar will cause such legend to be removed) if (i) such transfer is made pursuant to an effective registration statement under the Securities Act, or (ii) Enstar is provided with an opinion of counsel reasonably satisfactory to Enstar to the effect that such transfer of the Registration Shares may be effected without registration under the Securities Act or applicable state securities laws and other jurisdictions and that the transferee (other than an affiliate of Enstar) would be entitled to transfer such securities in a public sale without registration under the Securities Act.

        (b) In addition, each certificate issued upon exchange or transfer of such Registration Shares will bear the legend set forth in this Section 2(b) for so long the transfer restrictions in Section 4.6 of the Investment Agreement shall be in effect with respect to such shares:

                IN ADDITION, THE TRANSFER OF THE SHARES IS RESTRICTED UNDER SECTION 4.6 OF AN INVESTMENT AGREEMENT, DATED AS OF
        OCTOBER 20, 1998, BETWEEN ENSTAR AND BUYER. A COPY OF THIS AGREEMENT IS ON FILE AT ENSTAR'S PRINCIPAL OFFICE.

        3.  Demand Registration.

            (a) At any time during the period beginning on the expiration of the transfer restrictions set forth in Section 4.6 of the Investment Agreement, Flowers may request on not more than three (3) occasions that Enstar register the Registration Shares under the Securities Act for public sale (the "Demand Rights"). Any such Demand Rights request must be in writing signed by Flowers and must designate the specific number of Registration Shares proposed to be sold by Flowers in such public offering and the proposed plan of distribution for the Registration Shares.

            (b) Notwithstanding anything to the contrary set forth in this
Section 3, Enstar shall have no obligation hereunder to: (i) register Registration Shares if such registration involves 500,000 or fewer Registration Shares or (ii) maintain the effectiveness of any registration statement filed pursuant to this Section 3 for a period of time exceeding the Distribution Period (as defined in Section 5(g) below).

            (c) Enstar shall be entitled in its sole discretion to delay the filing of the registration statement covering such Registration Shares for a period of up to 90 days from the date of receipt of the request for Demand Rights if its Board of Directors determines in good faith that such a delay is in the best interests of Enstar and its shareholders; provided that Enstar shall not have the right to exercise such discretion to delay such filing more than once in any 365-day period.

            (d) Notwithstanding anything to the contrary set forth in this
Section 3, if Flowers exercises a Demand Right and subsequently informs Enstar in writing that (i) he desires to withdraw such registration or (ii) he is unable to sell in excess of 50% of the Registration Shares covered by such registration statement due to a deterioration in market conditions or other bona fide reason, and Flowers reimburses Enstar for all Registration Expenses incurred by Enstar in connection with such terminated registration, then Flowers shall be deemed not to have exercised the Demand Right under this Agreement and shall be permitted to exercise such right again in accordance with the terms of
Section 3(a) of this Agreement.

            (e) If a registration effected pursuant to this Section 3 involves a firm commitment underwritten public offering, Flowers shall have the sole right to select the managing underwriters, subject to the approval of Enstar (such approval not be unreasonably withheld or delayed).

        4. Incidental Registration. If at any time following the Closing Date Enstar proposes to register any Common Stock under the Securities Act (other than on Forms S-4, S-8 or any other form which does not permit registration of securities by Flowers for sale to the public for cash) in connection with the proposed offer and sale for cash either for its own account or on behalf of any holder of Common Stock, it will give written notice to Flowers of its intention to do so. Upon the written request of Flowers, given within five business days after receipt of any such notice, to register any of the Registration Shares, Enstar will use its reasonable best efforts to cause the Registration Shares as to which registration has been so requested to be included in the shares of Common Stock to be covered by the registration statement proposed to be filed by Enstar, all to the extent required to permit the sale or other disposition by Flowers (in accordance with its written request) of such Registration Shares so registered. If a registration effected pursuant to this Section 4 involves a firm commitment

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underwritten public offering, Enstar shall have the sole right to select the managing underwriters. The managing underwriters for such offering shall have the authority to reduce the number of Registration Shares to be included in such registration if and to the extent they are of the opinion (a copy of which shall be delivered to Flowers), that inclusion of such Registration Shares would materially adversely affect the marketing of the Common Stock to be sold under such offering. Any such reduction or cutback in the shares included in any such offering shall be effected in accordance with the following priorities:

        (a) First, the managing underwriters shall exclude shares ("Piggyback Shares") of Common Stock included in such registration by shareholders (including Flowers) by virtue of incidental or piggyback registration rights (but not demand registration rights) granted to such shareholders, which exclusion shall be effected on a pro rata basis based upon the number of shares of Common Stock so requested to be registered in such offering by all such shareholders proposing to sell Piggyback Shares; and

        (b) Second, and only to the extent necessary and after the exclusion of all Piggyback Shares, the managing underwriters shall exclude shares of Common Stock included in such registration by Enstar and any shareholder of Enstar who shall have exercised a demand registration right in connection with such offering, which exclusion shall be effected on a pro rata basis based upon the number of shares of Common Stock proposed to be registered on behalf of Enstar and on behalf of any such holder of demand registration rights.

        Notwithstanding anything to the contrary contained in this Section 4, if there is a firm commitment underwritten public offering of Common Stock pursuant to which Flowers has incidental registration rights under this Section 4 and Flowers elects to sell Registration Shares in connection with such underwritten public offering, Flowers shall enter into an agreement (the "Lockup Agreement"), pursuant to which Flowers shall refrain from selling any Registration Shares (other than Registration Shares included in such Registration) then owned by Flowers during the period of distribution of Common Stock by such underwriters and for a period of ninety days following the effective date of such registration; provided, however, that Flowers shall be required to enter into the Lockup Agreement if, and only if, directors and executive officers of Enstar enter into an agreement similar to the Lockup Agreement.

        5. Registration Procedures. If and whenever Enstar is required by the provisions of Section 3 or 4 of this Agreement to effect the registration of any of the Registration Shares under the Securities Act, Enstar shall, as expeditiously as practical:

            (a) prepare and file with the SEC a registration statement on the applicable form with respect to such

Registration Shares and use its reasonable best efforts to cause such registration statement to become and remain effective for the Distribution Period, but no longer, and to promptly notify Flowers of when such registration statement and any amendment to such registration statement becomes effective, and to provide Flowers with reasonable access to any written comments received from the SEC in connection with such registration and any written responses to such registration statement and any stop order received from the SEC in connection with such registration statement;

            (b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to keep such registration statement effective for the Distribution Period, but no longer, and to comply with the provisions of the Securities Act with respect to the disposition of all Registration Shares covered by such registration statement;

            (c) furnish to Flowers such number of copies of the registration statement and the prospectus included in such registration statement (including each preliminary prospectus) as he may reasonably request in order to facilitate the public sale or other disposition of the Registration Shares covered by such registration statement;

            (d) use its reasonable best efforts to register or qualify the Registration Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as Flowers or, in the case of an underwritten public offering, the managing underwriters, shall reasonably request; provided, however, that Enstar shall not for any purpose be required to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

            (e) immediately notify Flowers (if selling Registration Shares under such registration statement) and each underwriter, at any time when a prospectus relating to such registration statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements in such registration statement not misleading in the light of the circumstances then existing and prepare a supplement to or an amendment to such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registration Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated in such registration statement or necessary to make the statements in such registration statement not misleading in the light of the circumstances then existing;

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            (f) use its reasonable best efforts to furnish, at the request of
Flowers, on the date that Registration Shares are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing Enstar in connection with such registration, addressed to the underwriters or broker(s) and to Flowers, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness of such registration statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus, and each amendment or supplement of such registration statement or prospectus, comply as to form in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the SEC under the Securities Act (except that such counsel need express no opinion as to the financial statements and the other financial and statistical data contained or incorporated by reference in such registration statement or prospectus) and (C) to such other effects as may reasonably be requested by counsel for the underwriters or broker(s), and (ii) a letter dated such date from the independent public accountants retained by Enstar, addressed to the underwriters or broker(s) and to Flowers, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of Enstar included or incorporated by reference in the registration statement or the prospectus, or any amendment or supplement of such registration statement or prospectus, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as such underwriters may reasonably request, or if not an underwritten public offering, such matters as are customarily covered in such a letter; and

            (g) make available for inspection by Flowers, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by Flowers or an underwriter, all financial and other records, pertinent corporate documents and properties of Enstar, and cause Enstar's officers, directors and employees to supply all information reasonably requested by Flowers, an underwriter, attorney, accountant or agent in connection with such registration statement.

        The period of distribution (the "Distribution Period") of Registration Shares in a firm commitment underwritten public offering shall be deemed to extend until, but not beyond, such time as each underwriter has completed the distribution of all securities purchased by it, and the period of distribution of

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Registration Shares in any other registration shall extend until, but not beyond, the earlier of the sale of all Registration Shares covered by such registration or forty-five (45) days following the effective date of the registration statement utilized in connection with such registration under the Securities Act. Enstar shall have the right to deregister with the SEC any Registration Shares which remain unsold at the conclusion of any Distribution Period.

        6. Flowers' Cooperation. In connection with each registration pursuant to Sections 3 and 4 of this Agreement, Flowers shall furnish in writing to Enstar and any underwriter participating in such offering such information with respect to itself and the proposed distribution by it as is reasonably necessary in order to assure compliance with federal and applicable state securities laws.

        7. Underwriting Agreement. In connection with each registration pursuant to Section 3 or 4 of this Agreement covering an underwritten public offering, Enstar and Flowers agree to enter into a written agreement with the managing underwriters in such form and containing such provisions as are customary in the securities business for such an arrangement between major underwriters and companies of Enstar's size and investment stature; provided, however, that such agreement shall not contain any such provision applicable to Enstar or Flowers which is inconsistent with the provisions of this Agreement.

        8.  Expenses.

            (a) All expenses incurred by Enstar in connection with the registration contemplated by Sections 3 and 4 of this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for Enstar, fees of the National Association of Securities Dealers, Inc., transfer taxes, fees of transfer agents and registrars, reasonable fees and expenses of Flowers' counsel and expenses applicable to the sale of Registration Shares, but excluding any Selling Expenses, are called "Registration Expenses" in this Agreement. All underwriting discounts, selling commissions and brokerage fees applicable to the sale of the Registration Securities, are in this Agreement called "Selling Expenses."

            (b) Enstar will pay all Registration Expenses in connection with each registration statement filed pursuant to Section 3 or 4 of this Agreement. All Selling Expenses in connection with any registration statement filed pursuant to Section 3 or 4 of this Agreement shall be borne by Flowers in proportion to the number of Registration Shares sold or proposed to be sold by Flowers in such registration in relation to the total number of shares sold or proposed to be sold by all parties under such registration statement.

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        9.  Indemnification.

            (a) In the event of a registration of any of the Registration Shares under the Securities Act pursuant to Section 3 or 4 of this Agreement, Enstar will indemnify and hold harmless Flowers, each underwriter of Registration Shares under such registration, if any, each broker, dealer or any other similar person acting on behalf of Flowers and each other person, if any, who controls any of the foregoing persons within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which any of the foregoing persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect of this Agreement) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registration Shares were registered under the Securities Act pursuant to Section 3 or 4 of this Agreement, any preliminary prospectus or final prospectus contained in such registration statement, or any amendment or supplement of this Agreement, or arise out of or are based upon the omission or alleged omission to state in such registration statement a material fact required to be stated in such registration statement or necessary to make the statements in such registration statement not misleading, and will reimburse Flowers, each such underwriter, broker, dealer or other person acting on behalf of Flowers and each such controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that Enstar will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Flowers, such underwriter, broker, dealer or other person acting on behalf of Flowers or such controlling person in writing specifically for use in such registration statement or prospectus.

            (b) In the event of a registration of any of the Registration Shares under the Securities Act pursuant to Section 3 or 4 of this Agreement, Flowers will indemnify and hold harmless Enstar and each person, if any, who controls Enstar within the meaning of the Securities Act, each officer of Enstar who signs the registration statement, each director of Enstar, each underwriter and each person who controls any underwriter within the meaning of the Securities Act, against all losses, claims, damages or liabilities, joint or several, to which Enstar or such officer or director or underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect of such losses, claims, damages or liabilities) arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in conformity with information pertaining to Flowers, furnished in writing to Enstar



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by Flowers specifically for use in such registration statement or prospectus;
provided, however, that the liability of Flowers under this Agreement shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of shares sold by Flowers under such registration statement bears to the total public offering price of all securities sold under such registration statement, but not to exceed the net proceeds received by Flowers from the sale of Registration Shares covered by such registration statement.

            (c) Promptly after receipt by an indemnified party under this Agreement of notice of the commencement of any action, such indemnified party shall, if a claim in respect of such action is to be made against the indemnifying party under this Agreement, notify the indemnifying party in writing of such claim, but the omission so to notify the indemnifying party as provided in this Agreement shall not relieve the indemnifying party of its obligations under this Section 9 except to the extent that the omission results in a failure of actual notice to the indemnifying party and such indemnifying party is damaged solely as a result of the failure to give notice. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement of such action, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense of such action with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense of such action, the indemnifying party shall not be liable to such indemnified party under this Section 9 for any legal expenses subsequently incurred by such indemnified party in connection with the defense of such action other than reasonable costs of investigation and of liaison with counsel so selected; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded based upon advice of counsel that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, then the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other reasonable expenses related to such participation to be reimbursed by the indemnifying party as incurred.

            (d) Notwithstanding the foregoing, in any such action, any indemnified party shall have the right to retain its own counsel, but the fees and disbursements of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party shall have failed to retain counsel for the



                                       9
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indemnified person as aforesaid or (ii) the indemnifying party and such indemnified party shall have mutually agreed to the retention of such counsel. It is understood that the indemnifying party shall not, in connection with any action or related actions in the same jurisdiction, be liable for the fees and disbursements of more than one separate firm qualified in such jurisdiction to act as counsel for the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.

            (e) If the indemnification provided for in paragraphs (a) and (b) of this Section 9 is unavailable or insufficient to hold harmless an indemnified party under such paragraphs in respect of any losses, claims, damages or liabilities or actions referred to in such paragraphs, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party, as a result of such losses, claims, damages, liabilities or actions in such proportion as appropriate to reflect the relative fault of Enstar, on the one hand, and Flowers, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or actions as well as any other relevant equitable considerations, including the failure to give the notice required under such paragraphs. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact relates to information supplied by Enstar, on the one hand, or Flowers, on the other hand, and to the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Enstar and Flowers agree that it would not be just and equitable if contributions pursuant to this paragraph were determined by pro rata allocation (even if Flowers were treated as one entity for such purpose) or by any other method of allocation which did not take account of the equitable considerations referred to above in this paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or actions referred to above in this paragraph, shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this paragraph, Flowers shall not be required to contribute any amount in excess of the amount, if any, by which the total price at which the Registration Shares sold by Flowers was offered to the public exceeds the amount of any damages which they have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11 (f) of the Securities Act) is entitled to contribution from any person who is not guilty of such fraudulent misrepresentation.





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            (f) The indemnification of underwriters provided for in this Section
9 shall be on such other terms and conditions as are at the time customary and reasonably required by such underwriters. To the extent Enstar agrees to provide such underwriters with indemnification rights which differ in substance from the rights offered Flowers in this Section 9, then the indemnification of Flowers in such underwriting shall at Flowers' request be modified to conform to such terms and conditions.

        10. Changes in Common Stock. To the extent that there are any changes in Common Stock by way of stock split, stock dividend, combination or reclassification, or through merger, consolidation, reorganization or recapitalization, or by any other means, appropriate adjustment shall be made in the provisions of this Agreement, as may be required, so that the rights and privileges granted to Flowers under this Agreement shall continue with respect to the Registration Shares as so changed.

        11. Rule 144 Matters. For so long as Flowers holds Registration Shares and this Agreement has not terminated pursuant to Section 12 of this Agreement and Enstar remains a public company under applicable securities laws, Enstar agrees to exercise reasonable good faith efforts to:

            (a) Make and keep public information generally available, as those terms are defined in Rule 144 under the Securities Act, at all times subsequent to the Closing Date;

            (b) File with the SEC in a timely manner reports and other documents required of Enstar under the Securities Act and the Exchange Act to be so filed; and

            (c) Furnish to Flowers, so long as Flowers owns any Registration Shares, promptly upon a written request for the same:

                          (i) A written statement by Enstar that it has complied
             with the reporting requirements of Rule 144 under the Securities Act; and

                          (ii) Such other information as may be reasonably
             requested by Flowers to enable Flowers to avail himself of any rule or regulation of the SEC which permits the sale of securities without registration under the Securities Act.

        12. Effectiveness. Notwithstanding anything to the contrary set forth in this Agreement, Enstar shall not be required to effect any registration of the Registration Shares hereunder during such time as all the Registration Shares acquired by Flowers on the Closing Date pursuant to the Investment Agreement may be sold to the public pursuant to Rule

144(k) (or any similar successor provision) under the Securities Act; provided, however, that the foregoing shall not affect the parties obligations under Sections 8 and 9 of this Agreement, which Sections shall continue to be effective.

        13.  Representations and Warranties of Enstar and Flowers.

             (a) Enstar represents and warrants to Flowers as follows:

                          (i) Enstar has the corporate power and authority to
             execute and deliver this Agreement and perform its obligations hereunder. The execution and delivery of this Agreement and the performance by Enstar of its covenants and agreements hereunder have been duly and validly authorized by the Board of Directors; and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (A) conflict with or result in any breach of any provision of the articles of incorporation or bylaws of Enstar or (B) violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any material agreement or obligation to which Enstar is a party or by which Enstar or any of its assets may be bound.

                          (ii) This Agreement has been duly executed and
             delivered by Enstar and constitutes a valid and binding agreement of Enstar, enforceable against Enstar in accordance with its terms, except that (A) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

             (b) Flowers represents and warrants to Enstar as follows:

                          (i) Flowers is an individual resident of the State of
             New York and Flowers has the capacity to execute and deliver this Agreement and perform his obligations hereunder, and no other actions on the part of Flowers are necessary to permit the execution, delivery and performance of this Agreement by Flowers or the consummation of the transactions so contemplated by Flowers; and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will violate, conflict with or result in a default (or any event which, with notice or lapse of time or both, would constitute a default) under, or give rise to any right of termination, cancellation or acceleration under, any of the terms, conditions or provisions of any material agreement or obligation to which Flowers is a party or by which Flowers or any of his assets may be bound.

                          (ii) This Agreement has been duly executed and
             delivered by Flowers and constitutes a valid and binding agreement of Flowers, enforceable against Flowers in accordance with its terms, except that (A) such enforcement may be subject to any bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other laws, now or hereafter in effect, relating to or limiting creditors' rights generally, and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

        14.  Miscellaneous.

             (a) From time to time after the Closing Date, at the reasonable request of the other party hereto and at the expense of the party so requesting, each of the parties hereto shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

             (b) All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and may be given by any of the following methods: (i) personal delivery; (ii) facsimile transmission; (iii) registered or certified mail, postage prepaid, return receipt requested; or (iv) overnight delivery service. Notices shall be sent to the appropriate party at its address or facsimile number given below (or at such other address or facsimile number for such party as shall be specified by notice given hereunder):

                             If to Flowers, to:

                             J. Christopher Flowers
                             One Rockefeller Plaza
                             32nd Floor
                             New York, New York 10020
                             Facsimile: (212) 582-6110




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




                             with a copy to:

                             Willkie Farr & Gallagher
                             787 Seventh Avenue
                             New York, NY  10019-6099
                             Facsimile:  (212) 728-8111
                             Attention:  Thomas M. Cerabino, Esq.

                             If to Enstar, to:

                             The Enstar Group, Inc.
                             172 Commerce Street, 3rd Floor
                             Montgomery, AL  36104
                             Facsimile:  (334) 834-2530
                             Attention: Mr. Nimrod T. Frazer

                             with a copy to:

                             King & Spalding
                             191 Peachtree Street
                             Atlanta, Georgia 30303-1763
                             Fax No.  (404) 572-5145
                             Attention: William R. Spalding, Esq.

All such notices, requests, demands, waivers and communications shall be deemed received upon (i) actual receipt thereof by the addressee, (ii) actual delivery thereof to the appropriate address or (iii) in the case of a facsimile transmissions upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error. In the case of notices sent by facsimile transmission, the sender shall contemporaneously mail a copy of the notice to the addressee at the address provided for above. However, such mailing shall in no way alter the time at which the facsimile notice is deemed received.

             (c) Should any provision of this Agreement for any reason be declared invalid or unenforceable, such decision shall not affect the validity or enforceability of any of the other provisions of this Agreement, which remaining provisions shall remain in full force and effect and the application of such invalid or unenforceable provision to Persons or circumstances other than those as to which it is held invalid or unenforceable shall be valid and enforced to the fullest extent permitted by law.

             (d) This Agreement and all of the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, directly or indirectly, including, without limitation, by operation of law, by any party hereto without the prior written consent of the other parties hereto.

             (e) This Agreement is solely for the benefit of Enstar, and its successors and permitted assigns, with respect to the obligations of Flowers under this Agreement, and for the benefit of Flowers, and his successors and permitted assigns, with respect to the obligations of Enstar, under this Agreement. Except as set forth in the next sentence, this Agreement shall not be deemed to confer upon or give to any other third party any remedy, claim, liability, reimbursement, cause of action or other right. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of Flowers shall also be for the benefit of and be enforceable by any subsequent holder of any Registration Shares, subject to all the provisions herein.

             (f) Each of Enstar and Flowers agrees as follows:

                          (i) Enstar and Flowers shall attempt in good faith to
             resolve promptly any dispute, controversy or claim under or in connection with this Agreement by negotiations. If any such dispute, controversy or claim should arise, the parties or representatives of each such party shall meet at least once to attempt to resolve the matter. Any such representative may request the other representatives to meet within 14 days after delivery of written notice to the others of any such dispute, controversy, or claim, at a mutually agreed time and place.

                          (ii) If the matter has not been resolved pursuant to
             negotiations within 60 days after the first meeting of the representatives (which period may be extended by mutual agreement), the matter shall be settled exclusively by arbitration (except as provided in Section 14(f)(v)) conducted by three arbitrators in accordance with the provisions of the Federal Arbitration Act (9 U.S.C. Sections 1-16), and in accordance with the Center for Public Resources, Inc.'s Rules (the "Rules for Arbitration") for Non-Administered Arbitration of Business Disputes. The three arbitrators shall be selected as follows: one arbitrator shall be selected by Enstar, one arbitrator shall be selected by Flowers and one arbitrator shall be selected by the other two arbitrators. All arbitrators shall be individuals: (A) who meet the qualifications set forth in Rule 7 of the Rules of Arbitration, (B) who are attorneys or retired judges and (C) who have past experience in settling complex litigation involving claims relating to securities and mergers and acquisitions. The arbitration of such matters in controversy, including the determination of any amount of damages, shall be final and binding upon

             Enstar and Flowers to the maximum extent permitted by law. No such Person shall seek, and no arbitrator shall be authorized to award, any punitive damages relating to any matter arbitrated. This Agreement to arbitrate is irrevocable.

                          (iii) Any arbitration proceedings shall be conducted
             in Atlanta, Georgia or at such other location as Enstar and Flowers may agree.

                          (iv) Any arbitration award under this Section 14(f)
             shall be final and binding, and judgment may be entered on such award by any court having jurisdictions upon application of Enstar or Flowers.

                          (v) Any party to an arbitration proceeding under this
             Section 14(f) shall be entitled to be reimbursed by the other parties for its costs and expenses incurred in connection with the arbitration proceeding, including reasonable attorneys' fees, to the extent determined by the arbitrators. The arbitrators shall assess the costs of the arbitration proceeding, including their fees, to the parties to the proceeding in such proportions as the arbitrators consider reasonable under the circumstances.

                          (vi) Notwithstanding anything else in this Section
             14(f) to the contrary, Enstar and Flowers shall be entitled to seek any equitable remedies available under the governing law from any court of competent jurisdiction, and the order or judgment of any such court shall be binding in any arbitration proceeding pursuant to this Section 14(f).

             (g) This Agreement and other documents referred to herein or delivered pursuant hereto which form a part hereof constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all other prior agreements and understandings, both written and oral, between the parties or any of them with respect to the subject matter hereof.

             (h) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia (regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.


             (i) This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

             (j) This Agreement may be amended, modified or supplemented at any time by written agreement of Enstar and Flowers. Any failure of Enstar or Flowers to comply with any term or provision of this Agreement may be waived, with respect to Flowers, by Enstar and, with respect to Enstar, by Flowers, by an instrument in writing signed by or on behalf of the appropriate party, but such waiver or failure to insist upon strict compliance with such term or provision shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure to comply.

             Please indicate your acceptance of the foregoing by signing and returning the enclosed counterpart of this letter, whereupon this Agreement shall be binding between Enstar and Flowers.

                                            Very truly yours,

                                            THE ENSTAR GROUP, INC.

                                            By:/s/ Nimrod T. Frazer
                                               --------------------
                                                Name: Nimrod T. Frazer
                                                Title: Chairman, President
                                                       and CEO

                                            AGREED TO AND ACCEPTED
                                            AS OF THE DATE FIRST
                                            ABOVE WRITTEN.

                                            J. CHRISTOPHER FLOWERS

                                            /s/ J. Christopher Flowers
                                            --------------------------







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